Exhibit 10.1

X-ENERGY, INC.

2026 EQUITY INCENTIVE PLAN

RESTRICTED STOCK Unit Grant Notice

X-Energy, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the X-Energy, Inc. 2026 Equity Incentive Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[To be specified]
Grant Date:	[To be specified]
Number of RSUs:	[To be specified]
Vesting Commencement Date:	[To be specified]
Vesting Schedule:	[To be specified]. Each date on which the RSUs vest shall be an “Original Vesting Date” for purposes of the Agreement.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement and Participant further acknowledges and agrees that the RSUs are subject to the terms and conditions of any lock-up agreement entered into by and between Participant and the Company, the Operating Company or any of their respective Subsidiaries or affiliates (including any lock-up agreement entered into in connection with the Company’s initial public offering). Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

X-ENERGY, INC.	PARTICIPANT
By:
Name:	Name:
Title:

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RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Restricted Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.

general
1.1
Award of RSUs. The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.
1.1
Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.2
Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.

VESTING; forfeiture AND SETTLEMENT
2.1
Vesting; Forfeiture. Subject to Section 2.2 below, the RSUs will vest according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason other than a Retirement (as defined below), all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service), including as set forth in Sections 2.2(b) and (c). The date upon which a RSU vests (including pursuant to Section 2.2(b)) shall be a “Vesting Date” for purposes of this Agreement.
2.2
Termination of Service.
(a)
Retirement. Upon Participant’s Termination of Service that constitutes a Retirement, the RSUs shall remain outstanding and eligible to vest according to the Vesting Schedule (without regard to the requirement that Participant remain in continued service through the applicable Vesting Date).
(b)
Termination due to Death or Disability. Upon Participant’s Termination of Service due to death or Disability (as defined below), 100% of the then-unvested RSUs shall vest.
(c)
Other Terminations. Notwithstanding anything in the Grant Notice or the Plan to the contrary, unless the Administrator otherwise determines, any RSUs that have not become vested on or prior to the date of such Termination of Service automatically will be forfeited and terminated as of the termination date without consideration therefor other than as set forth in Sections 2.2(a) or (b).

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Exhibit 10.1

(d)
Release; Restrictive Covenants. The vesting provisions set forth in Sections 2.2(a) and (b) are each subject to and conditioned upon Participant’s continued compliance with the Restrictive Covenants.
2.3
Settlement.
(a)
The RSUs will, to the extent vested, be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than March 15 of the year following the year in which the RSU’s Vesting Date occurs.
(b)
Notwithstanding the generality of Section 2.3(a), if an RSU constitutes “nonqualified deferred compensation” (within the meaning of Section 409A), then the RSU will be paid in a Share within 30 days following the earliest to occur of: (i) Participant’s death; (ii) Participant’s Disability; and (iii) the applicable Original Vesting Date. For clarity, if the RSU vests in connection with a Retirement, then the RSU will be paid within 30 days following the applicable Original Vesting Date(s) set forth in the Grant Notice. Notwithstanding anything to the contrary contained in the foregoing proviso, the exact payment date of any RSUs shall be determined by the Company in its sole discretion (and Participant shall not have a right to designate the time of payment).
(c)
Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided, that the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
2.4
Certain Definitions.
(a)
“Disability” shall mean a “disability” within the meaning of Section 409A.
(b)
“Restrictive Covenants” shall mean any confidentiality, intellectual property assignment, non-competition, non-solicitation, non-disparagement and other protective covenants contained in any written agreement between the Company or any of its Affiliates (including, without limitation, X-Energy Management, LLC) and Participant.
(c)
“Retirement” means a Termination of Service due to retirement (as determined by the Administrator in its sole discretion) if such Termination of Service occurs on or after the date when (i) Participant’s age equals or exceeds 60, and (ii) Participant’s continuous years of service with the Company and its Affiliates equals or exceeds five (in each case measured in years, rounded down to the nearest whole number). Notwithstanding the generality of the foregoing, a Termination of Service shall only constitute a Retirement if the Participant provides the Company with at least six months’ written notice of his or her anticipated retirement.
Article III.

TAXATION AND TAX WITHHOLDING
3.1
Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of RSUs (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2
Tax Withholding.

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Exhibit 10.1

(a)
Subject to Section 3.2(b), payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof, as determined by the Company:
(i)
Cash or check;
(ii)
In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery;
(iii)
Subject to Section 9.10 of the Plan, delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator; or
(iv)
In whole or in part by the Company withholding of Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.
(b)
Unless the Company otherwise determines, the Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.
(c)
Subject to Section 9.5 of the Plan, the applicable tax withholding obligation will be determined based on Participant’s Applicable Withholding Rate. Participant’s “Applicable Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater of (A) the minimum applicable statutory tax withholding rate or (B) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that (x) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (y) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.
(d)
Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
3.3
Section 409A.

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Exhibit 10.1

(a)
General. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.
(b)
Non-qualified Deferred Compensation. Sections 10.6(b) and (c) of the Plan shall apply to the RSUs and this Agreement. For purposes of Section 409A, each RSU (and the right to payment with respect to each RSU) is to be treated as a right to a separate payment.
Article IV.

other provisions
4.1
Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and/or termination in certain events as provided in this Agreement and the Plan.
4.2
Clawback. The Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Company’s Policy for Recovery of Erroneously Awarded Compensation.
4.3
Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Chief Legal Officer at the Company’s principal office or the Chief Legal Officer’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6
Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

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Exhibit 10.1

4.8
Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the RSUs without the prior written consent of Participant.
4.9
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.
4.11
Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.12
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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